Exhibit 99.1

THE CHILDREN’S PLACE REPORTS FIRST QUARTER 2023 RESULTS

Reports Q1 GAAP EPS of ($2.33) versus $1.43 in Q1 2022

Reports Q1 Adjusted EPS of ($2.00) versus $1.05 in Q1 2022

Expects Double-Digit Operating Margin and Adjusted EPS of Over $5.00

in the Back Half of 2023

Secaucus, New Jersey – May 24, 2023 – The Children’s Place, Inc. (Nasdaq: PLCE), the largest pure-play children’s specialty apparel retailer in North America, today announced financial results for the first quarter ended April 29, 2023.

Jane Elfers, President and Chief Executive Officer announced, “Our first quarter results were negatively impacted by the ongoing macro-tension which resulted in outsized pressure on our core customer by limiting their purchasing power.”

Ms. Elfers continued, “Our Easter assortments from both our TCP and Gymboree brands performed exceptionally well. Our digital sales trend significantly outperformed our stores sales trend for the quarter. Digital represented 46% of our retail sales versus 45% in Q1 2022 and our digital traffic was up double digits for the quarter. Our Amazon business continued to outperform, with site sales up over 100% and traffic up over 200% for the quarter versus last year.”

Ms. Elfers concluded, “Due to the ongoing outsized pressure on our core consumer from the challenging macro-economic environment, we have tempered both our top and bottom line expectations for the full year. However, with input cost pressures significantly abating in the back half of the year, combined with inventory levels that are projected to continue to decline versus last year, we continue to expect to deliver double digit operating margin in the back half of 2023.”

First Quarter 2023 Results

Net sales decreased $40.8 million, or 11.2%, to $321.6 million in the three months ended April 29, 2023, compared to $362.4 million in the three months ended April 30, 2022. The decrease in net sales was primarily due to the combination of the ongoing macro-economic environment and the resulting outsized pressure on our consumer. Comparable retail sales decreased 8.2% for the quarter.

Gross profit decreased $45.4 million to $96.5 million or 30% of net sales in the three months ended April 29, 2023, compared to $141.9 million or 39.2% of net sales in the three months ended April 30, 2022. The 920 basis point decrease in gross margin was primarily the result of higher input costs, including cotton and other supply chain costs such as inbound transportation expenses, all of which are embedded in our inventory, and the deleverage of fixed expenses resulting from the decline in net sales.

Selling, general, and administrative expenses were $112.9 million in the three months ended April 29, 2023, compared to $109.0 million in the three months ended April 30, 2022. Adjusted SG&A was $109.2 million in the three months ended April 29, 2023, compared to $108.2 million in the comparable period last year. Adjusted SG&A deleveraged 400 basis points to 33.9% of net sales versus Q1 2022, primarily as a result of the deleverage of fixed expenses resulting from the decline in net sales, as well as planned higher marketing spend.

Operating loss was $30.1 million in the three months ended April 29, 2023, compared to operating income of $19.3 million in the three months ended April 30, 2022. Adjusted operating loss was $24.5 million in the three months ended April 29, 2023, compared to an adjusted operating income of $20.6 million in the comparable period last year. Q1 2023 adjusted operating loss deleveraged 1,330 basis points to (7.6)% of net sales versus Q1 2022.

Net interest expense was $5.9 million in the three months ended April 29, 2023, compared to $1.7 million in the three months ended April 30, 2022. The increase in interest expense was driven by higher borrowings and higher average interest rates associated with the Company’s revolving credit facility and term loan due to continued market-based rate increases.

Net loss was $28.8 million, or ($2.33) per share, in the three months ended April 29, 2023, compared to net income of $19.8 million, or $1.43 per diluted share, in the three months ended April 30, 2022. Adjusted net loss was $24.7 million, or ($2.00) per share, compared to adjusted net income of $14.5 million, or $1.05 per diluted share, in the comparable period last year.

Store Update

The Company ended the first quarter of 2023 with 599 stores and square footage of 2.9 million, a decrease of 9% compared to the prior year. Consistent with the Company’s store fleet optimization initiative, the Company permanently closed 14 stores during the first quarter of 2023 and has permanently closed 600 stores since 2013 and decreased total square footage by 2.4 million square feet or approximately 45%. The Company is planning to close a total of approximately 80 - 100 stores this year.

Balance Sheet and Cash Flow

As of April 29, 2023, the Company had $18.2 million of cash and cash equivalents and $300.8 million borrowings on its revolving credit facility. Additionally, the Company generated $5.1 million in operating cash flows in the three months ended April 29, 2023.

Inventories were $504.2 million as of April 29, 2023, compared to $549.2 million in the same period last year, representing an 8.2% decrease in ending inventory.

Outlook

Given the significant macro-economic headwinds, including the continuation of record inflation and tempered consumer sentiment, which have an outsized impact on the Company’s lower income customers’ purchasing power, the Company has now taken a more cautious consumer outlook. As a result, the Company believes it is prudent to take a more conservative approach, and, as a result, the Company has tempered both its top and bottom line expectations for the remainder of the year.

As top line expectations have been reduced, the Company has further reduced its planned inventory investments and its expenses. These actions are designed to reduce risk while helping to position the Company to achieve double digit operating margin in the back half of the year.

For the second quarter of 2023, the Company expects:

●	Net sales in the range of $340 million to $345 million, representing an approximately 10% decrease as compared to the prior year second quarter.
●	Adjusted operating loss of approximately (8.0)% of net sales.
●	Adjusted net loss per share in the range of ($2.15) to ($2.20).

Despite continued macro-economic pressures, the Company expects to deliver double-digit operating margin and adjusted net earnings per diluted share of over $5.00 in the back half of 2023, driven by decreasing input costs embedded in inventory and the benefit from appropriately sized inventory investments.

For the full fiscal year 2023, the Company now expects:

●	Net sales in the range of $1.575 billion to $1.590 billion, representing a decrease in the high-single digit percentage range as compared to the prior fiscal year.
●	Adjusted operating income in the range of 2.5% to 2.9% of net sales.
●	Adjusted net earnings per diluted share in the range of $1.00 to $1.50.

Additional details underlying the Company’s outlook for the second quarter and full year 2023 will be provided on the conference call and will also be available in the conference call transcript which will be posted on the Company’s website. An audio archive will also be available on the Company’s website.

Non-GAAP Reconciliation

The Company’s results are reported in this press release on a GAAP and as adjusted, non-GAAP basis. Adjusted net income (loss), adjusted net income (loss) per diluted share, adjusted gross profit, adjusted selling, general, and administrative expenses, and adjusted operating income (loss) are non-GAAP measures, and are not intended to replace GAAP financial information, and may be different from non-GAAP measures reported by other companies. The Company believes the income and expense items excluded as non-GAAP adjustments are not reflective of the performance of its core business, and that providing this supplemental disclosure to investors will facilitate comparisons of the past and present performance of its core business.

Please refer to the “Reconciliation of Non-GAAP Financial Information to GAAP” later in this press release, which sets forth the non-GAAP adjustments for the 13-week periods ended April 29, 2023, and April 30, 2022.

Conference Call Information

The Children’s Place will host a conference call on Wednesday, May 24, 2023 at 8:00 a.m. Eastern Time to discuss its first quarter 2023 results.

The call will be broadcast live at http://investor.childrensplace.com. An audio transcript will be available on the Company’s website approximately one hour after the conclusion of the call.

About The Children’s Place

The Children’s Place is the largest pure-play children’s specialty apparel retailer in North America. The Company designs, contracts to manufacture, sells at retail and wholesale, and licenses to sell fashionable, high-quality merchandise predominantly at value prices, primarily under the proprietary “The Children’s Place”, “Place”, “Baby Place”, “Gymboree”, “Sugar & Jade” and “PJ Place” brand names. The Company has online stores at www.childrensplace.com, www.gymboree.com, www.sugarandjade.com and www.pjplace.com and, as of April 29, 2023, the Company had 599 stores in the United States, Canada, and Puerto Rico and the Company’s five international franchise partners had 212 international points of distribution in 15 countries.

Forward Looking Statements

This press release contains or may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements relating to the Company’s strategic initiatives and results of operations, including adjusted net income (loss) per diluted share. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “project,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. These forward-looking statements are based upon the Company's current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results and performance to differ materially. Some of these risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its annual report on Form 10-K for the fiscal year ended January 28, 2023. Included among the risks and uncertainties that could cause actual results and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by changes in economic conditions (including inflation), the risks related to the COVID-19 pandemic, including the impact of the COVID-19 pandemic on our business or the economy in general, the risk that the Company’s strategic initiatives to increase sales and margin are delayed or do not result in anticipated improvements, the risk of delays, interruptions, disruptions and higher costs in the Company’s global supply chain, including resulting from COVID-19 or other disease outbreaks, foreign sources of supply in less developed countries, more politically unstable countries, or countries where vendors fail to comply with industry standards or ethical business practices, including the use of forced, indentured or child labor, the risk that the cost of raw materials or energy prices will increase beyond current expectations or that the Company is unable to offset cost increases through value engineering or price increases, various types of litigation, including class action litigations brought under consumer protection, employment, and privacy and information security laws and regulations, the imposition of regulations affecting the importation of foreign-produced merchandise, including duties and tariffs, and the uncertainty of weather patterns. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:  Investor Relations (201) 558-2400 ext. 14500

(Tables to follow)

THE CHILDREN’S PLACE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	First Quarter Ended
	April 29, 2023	April 30, 2022
Net sales	$321,640	$362,350
Cost of sales	225,178	220,445
Gross profit	96,462	141,905
Selling, general and administrative expenses	112,931	109,036
Depreciation and amortization	11,848	13,615
Asset impairment charges	1,750	—
Operating income (loss)	(30,067)	19,254
Interest expense, net	(5,903)	(1,705)
Income (loss) before benefit for income taxes	(35,970)	17,549
Benefit for income taxes	(7,136)	(2,282)
Net income (loss)	$(28,834)	$19,831

Earnings (loss) per common share
Basic	$(2.33)	$1.46
Diluted	$(2.33)	$1.43

Weighted average common shares outstanding
Basic	12,374	13,621
Diluted	12,374	13,841

THE CHILDREN’S PLACE, INC.

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP

(In thousands, except per share amounts)

(Unaudited)

	First Quarter Ended
	April 29, 2023	April 30, 2022
Net income (loss)	$(28,834)	$19,831

Non-GAAP adjustments:
Contract termination costs	2,415	—
Asset impairment charges	1,750	—
Fleet optimization	1,087	328
Restructuring costs	269	35
Accelerated depreciation	—	537
Professional and consulting fees	—	488
Aggregate impact of non-GAAP adjustments	5,521	1,388
Income tax effect (1)	(1,436)	(360)
Settlement of tax examination	—	(6,379)
Net impact of non-GAAP adjustments	4,085	(5,351)

Adjusted net income (loss)	$(24,749)	$14,480

GAAP net income (loss) per common share	$(2.33)	$1.43

Adjusted net income (loss) per common share	$(2.00)	$1.05

(1) The tax effects of the non-GAAP items are calculated based on the statutory rate of the jurisdiction in which the discrete item resides.

	First Quarter Ended
	April 29, 2023	April 30, 2022
Operating income (loss)	$(30,067)	$19,254

Non-GAAP adjustments:
Contract termination costs	2,415	—
Asset impairment charges	1,750	—
Fleet optimization	1,087	328
Restructuring costs	269	35
Accelerated depreciation	—	537
Professional and consulting fees	—	488
Aggregate impact of non-GAAP adjustments	5,521	1,388

Adjusted operating income (loss)	$(24,546)	$20,642

THE CHILDREN’S PLACE, INC.

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP

(In thousands, except per share amounts)

(Unaudited)

	First Quarter Ended
	April 29, 2023	April 30, 2022
Selling, general and administrative expenses	$112,931	$109,036

Non-GAAP adjustments:
Contract termination costs	(2,415)	—
Fleet optimization	(1,087)	(328)
Restructuring costs	(269)	(35)
Professional and consulting fees	—	(488)
Aggregate impact of non-GAAP adjustments	(3,771)	(851)

Adjusted selling, general and administrative expenses	$109,160	$108,185

THE CHILDREN’S PLACE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	April 29,	January 28,	April 30,
	2023	2023*	2022
Assets:
Cash and cash equivalents	$18,242	$16,689	$58,494
Accounts receivable	25,659	49,584	28,812
Inventories	504,194	447,795	549,167
Prepaid expenses and other current assets	58,504	47,875	50,990
Total current assets	606,599	561,943	687,463

Property and equipment, net	146,315	149,874	157,033
Right-of-use assets	144,781	155,481	191,559
Tradenames, net	70,691	70,891	71,492
Other assets, net	46,484	48,092	37,479
Total assets	$1,014,870	$986,281	$1,145,026

Liabilities and Stockholders' Equity:
Revolving loan	$300,835	$286,990	$249,544
Accounts payable	223,244	177,147	260,634
Current portion of operating lease liabilities	74,741	78,576	89,566
Accrued expenses and other current liabilities	120,467	105,672	117,927
Total current liabilities	719,287	648,385	717,671

Long-term debt	49,768	49,752	49,702
Long-term portion of operating lease liabilities	87,905	96,482	129,111
Other long-term liabilities	32,089	33,184	34,858
Total liabilities	889,049	827,803	931,342

Stockholders' equity	125,821	158,478	213,684
Total liabilities and stockholders' equity	$1,014,870	$986,281	$1,145,026

* Derived from the audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended January 28, 2023.

THE CHILDREN’S PLACE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	First Quarter Ended
	April 29, 2023	April 30, 2022
Net income (loss)	$(28,834)	$19,831
Non-cash adjustments	35,383	39,308
Working capital	(1,415)	(77,976)
Net cash provided by (used in) operating activities	5,134	(18,837)

Net cash used in investing activities	(11,037)	(10,983)

Net cash provided by financing activities	7,757	33,856

Effect of exchange rate changes on cash and cash equivalents	(301)	(329)

Net increase in cash and cash equivalents	1,553	3,707

Cash and cash equivalents, beginning of period	16,689	54,787

Cash and cash equivalents, end of period	$18,242	$58,494